Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Kulicke & Soffa Reports Third Quarter 2026 Results

Singapore – August 5, 2026 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S,” “our,” or the “Company”), today announced financial results of its third fiscal quarter ended July 4, 2026. The Company reported third quarter net revenue of $330.4 million, net income of $57.4 million, representing EPS of $1.07 per fully diluted share, and non-GAAP net income of $64.2 million, representing non-GAAP EPS of $1.20 per fully diluted share.

Quarterly Results
	Fiscal Q3 2026	Fiscal Q3 2025	Fiscal Q2 2026
Net Revenue (in thousands)	$330,409	$148,413	$242,621
GAAP EPS – Diluted	$1.07	$(0.06)	$0.66
Non GAAP EPS - Diluted	$1.20	$0.07	$0.79
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included at the end of this press release. See also the “Use of non-GAAP Financial Results” section of this press release.

Lester Wong, Kulicke & Soffa’s Interim Chief Executive Officer and Chief Financial Officer, stated, “We see strong sequential growth in the third quarter and demand conditions continue to improve across all end markets. We remain closely engaged to support the evolving technology requirements of our industry, and remain committed to address the immediate and long-term production needs of our customers."
Kulicke & Soffa anticipates its expanded Advanced Solutions production facility will be completed, as scheduled, within the second half of fiscal 2027.
Third Quarter Fiscal 2026 Financial Highlights
•Net revenue of $330.4 million.
•Gross margin of 47.8%.
•Net income of $57.4 million or $1.07 per share; non-GAAP net income of $64.2 million or $1.20 per fully diluted share.
•GAAP cash flow from operations of $45.2 million; Adjusted free cash flow of $41.0 million.
•The Company repurchased a total of 5.0 thousand shares of common stock at a cost of $0.5 million.
Fourth Quarter Fiscal 2026 Outlook
K&S currently expects net revenue in the fourth quarter of fiscal 2026 ending October 3, 2026 to be approximately $375 million +/- $20 million, GAAP diluted EPS to be approximately $1.29 +/- 10%, and non-GAAP diluted EPS to be approximately $1.42 +/- 10%.
A reconciliation between the GAAP and non-GAAP financial outlook is provided in the financial tables included at the end of this press release.

Earnings Conference Webcast
A webcast to discuss these results will be held on August 6, 2026, beginning at 8:00 am ET. The live webcast link, supplemental earnings presentation, and archived webcast will be available at investor.kns.com. To access the audio-only portion of the live webcast, parties may call +1-877-407-8037, or internationally, +1-201-689-8037.
An audio-only replay of the webcast will also be available approximately one hour after the completion of the live call by calling +1-877-660-6853, or internationally, +1-201-612-7415 and referencing access code 13757798.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin, net income per fully diluted share and adjusted free cash flow. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, long-lived asset impairment relating to business cessation or disposal, impairment relating to equity investments, income tax expense/benefit arising from discrete tax items triggered by acquisition, disposal of business (both via a sale or an abandonment), restructuring and significant changes in tax laws, gain/loss on disposal of business, as well as tax benefits or expenses associated with the foregoing non-GAAP items. The non-GAAP adjustments may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.
Management uses both GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure discussed in this press release is contained in the financial tables at the end of this press release.
About Kulicke & Soffa
Kulicke & Soffa is a global leader in semiconductor assembly technology, advancing device performance across automotive, compute, industrial, memory and communications markets. Founded on innovation in 1951, K&S is uniquely positioned to overcome increasingly dynamic process challenges – creating and delivering long-term value by aligning technology with opportunity.

Caution Concerning Results, Forward-Looking Statements and Certain Risks Related to our Business
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, including the importance and competitiveness of our products and other emerging technology transitions, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, failures or delays in completing the Company's cessation of its Electronics Assembly equipment business, the persistent macroeconomic headwinds on our business, actual or potential inflationary pressures, interest rate and risk premium adjustments, falling customer sentiment, or economic recession caused directly or indirectly by geopolitical tensions, our ability to develop, manufacture and gain market acceptance of new products, our ability to expand, consolidate or relocate manufacturing and other facilities, our ability to operate our business in accordance with our business plan and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 4, 2025, filed on November 20, 2025, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Kulicke and Soffa Industries, Inc.
Joseph Elgindy
Finance
P: +1-215-784-7518

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net revenue	$330,409	$148,413	$772,655	$476,523
Cost of sales	172,460	79,170	396,047	279,812
Gross profit	157,949	69,243	376,608	196,711
Selling, general and administrative	45,769	39,596	129,270	126,224
Research and development	43,914	35,741	122,686	110,769
Gain relating to cessation of business	—	—	—	(75,987)
Impairment charges	—	—	—	39,817
Operating expenses	89,683	75,337	251,956	200,823
Income / (Loss) from operations	68,266	(6,094)	124,652	(4,112)
Interest income	4,529	6,008	13,268	17,982
Interest expense	(34)	(32)	(111)	(95)
Income / (Loss) before income taxes	72,761	(118)	137,809	13,775
Provision for income taxes	15,345	3,171	28,449	19,941
Net income / (loss)	$57,416	$(3,289)	$109,360	$(6,166)

Net income / (loss) per share:
Basic	$1.10	$(0.06)	$2.09	$(0.12)
Diluted	$1.07	$(0.06)	$2.06	$(0.12)
Cash dividends declared per share	$0.205	$0.205	$0.615	$0.615

Weighted average shares outstanding:
Basic	52,333	52,692	52,326	53,265
Diluted	53,429	52,692	53,190	53,265

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	July 4, 2026	October 4, 2025
ASSETS
Current assets
Cash and cash equivalents	$368,573	$215,708
Short-term investments	148,000	295,000
Accounts and other receivable, net	329,498	183,538
Inventories, net	227,118	160,225
Prepaid expenses and other current assets	31,796	47,064
Total current assets	1,104,985	901,535

Property, plant and equipment, net	66,274	58,993
Operating right-of-use assets	32,567	32,193
Goodwill	69,522	69,522
Intangible assets, net	4,676	5,600
Deferred tax assets	16,258	16,109
Equity investments	10,789	6,978
Investment in debt securities	10,000	10,000
Other assets	4,015	3,412
TOTAL ASSETS	$1,319,086	$1,104,342

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$116,887	$57,178
Operating lease liabilities	6,083	6,178
Accrued expenses and other current liabilities	159,774	97,786
Income taxes payable	38,069	27,029
Total current liabilities	320,813	188,171

Deferred tax liabilities	34,496	35,533
Income taxes payable	10,684	16,580
Operating lease liabilities	32,035	32,372
Other liabilities	9,101	10,195
TOTAL LIABILITIES	$407,129	$282,851

SHAREHOLDERS' EQUITY
Common stock, without par value	634,232	620,043
Treasury stock, at cost	(976,708)	(974,202)
Retained earnings	1,276,677	1,199,500
Accumulated other comprehensive loss	(22,244)	(23,850)
TOTAL SHAREHOLDERS' EQUITY	$911,957	$821,491

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,319,086	$1,104,342

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
(in thousands)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net cash provided by operating activities	$45,216	$7,380	$46,554	$105,003
Net cash (used in)/provided by investing activities	(3,711)	(17,463)	134,982	26,161
Net cash used in financing activities	(11,361)	(32,606)	(29,532)	(113,408)
Effect of exchange rate changes on cash and cash equivalents	565	2,651	861	1,578
Changes in cash and cash equivalents	30,709	(40,038)	152,865	19,334
Cash and cash equivalents, beginning of period	337,864	286,519	215,708	227,147
Cash and cash equivalents, end of period	$368,573	$246,481	$368,573	$246,481

Short-term investments	148,000	310,000	148,000	310,000
Total cash, cash equivalents and short-term investments	$516,573	$556,481	$516,573	$556,481

Reconciliation of U.S. GAAP
to Non-GAAP Income from Operations and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	July 4, 2026	June 28, 2025	April 4, 2026
Net revenue	$330,409	$148,413	$242,621
U.S. GAAP income / (loss) from operations	68,266	(6,094)	38,566
U.S. GAAP operating margin	20.7%	(4.1)%	15.9%

Pre-tax non-GAAP items:
Amortization related to intangible assets	308	308	307
Restructuring	190	287	418
Equity-based compensation	7,044	7,092	6,991
Non-GAAP income from operations	$75,808	$1,593	$46,282
Non-GAAP operating margin	22.9%	1.1%	19.1%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and Non-GAAP Net Margin and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	July 4, 2026	June 28, 2025	April 4, 2026
Net revenue	$330,409	$148,413	$242,621
U.S. GAAP net income / (loss)	57,416	(3,289)	35,148
U.S. GAAP net margin	17.4%	(2.2)%	14.5%

Non-GAAP adjustments:
Amortization related to intangible assets	308	308	307
Restructuring	190	287	418
Equity-based compensation	7,044	7,092	6,991
Net income tax benefit on non-GAAP items	(730)	(626)	(728)
Total non-GAAP adjustments	$6,812	$7,061	$6,988
Non-GAAP net income	$64,228	$3,772	$42,136
Non-GAAP net margin	19.4%	2.5%	17.4%

U.S. GAAP net income / (loss) per share:
Basic	$1.10	$(0.06)	$0.67
Diluted(a)	$1.07	$(0.06)	$0.66

Non-GAAP adjustments per share:(b)
Basic	$0.13	$0.13	$0.14
Diluted	$0.13	$0.13	$0.13

Non-GAAP net income per share:
Basic	$1.23	$0.07	$0.81
Diluted(c)	$1.20	$0.07	$0.79

Weighted average shares outstanding:
Basic	52,333	52,692	52,327
Diluted	53,429	52,866	53,121
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock, but that effect is excluded when calculating GAAP diluted net loss per share because it would be anti-dilutive.
(b)Non-GAAP adjustments per share include amortization related to intangible assets acquired through business combinations, costs associated with restructuring and severance, equity-based compensation expenses, and income tax effects associated with the foregoing non-GAAP items.
(c)Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock, but that effect is excluded when calculating Non-GAAP diluted net loss per share because it would be anti-dilutive.

Reconciliation of U.S. GAAP Cash provided by Operating Activities to Non-GAAP Adjusted Free Cash Flow
(In thousands, except percentages)
(unaudited)

	Three months ended
	July 4, 2026	June 28, 2025	April 4, 2026
U.S. GAAP net cash provided by operating activities	$45,216	$7,380	$10,271
Purchases of property, plant and equipment	(4,277)	(2,090)	(4,077)
Proceeds from sales of property, plant and equipment	18	147	74

Non-GAAP adjusted free cash flow	$40,957	$5,437	$6,268

Reconciliation of U.S. GAAP to Non-GAAP Outlook
(In millions, except per share data)
(Unaudited)

Fourth quarter of fiscal 2026 ending October 3, 2026
	GAAP Outlook	Adjustments	Non-GAAP Outlook
Net revenue	$375 million +/- $20 million	—	$375 million +/- $20 million
Operating expenses	$95.1 million +/- 2%	$7.6 million B,C,D	$87.5 million +/- 2%
Diluted EPS(1)	$1.29 +/- 10%	$0.13 A - E	$1.42 +/- 10%

Non-GAAP Adjustments
A. Equity-based compensation - Cost of sales	0.4
B. Equity-based compensation - Selling, general and administrative and Research and development	6.6
C. Amortization related to intangible assets	0.3
D. Restructuring expenses	0.7
E. Net income tax effect of the above items	(0.8)
(1) GAAP and non-GAAP diluted EPS based on approximately 53.0 million diluted weighted average shares outstanding.
The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, unannounced restructuring activities, strategic investments and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.